THE LOVESAC COMPANY DODD-FRANK CLAWBACK POLICY The Board of Directors (the “Board”) of The Lovesac Company (the “Company”) has adopted this Dodd- Frank Clawback Policy (this “Policy”) in accordance with the applicable provisions of The Nasdaq Stock Market LLC Listing Rules (the “Clawback Rules”), promulgated pursuant to the final rules adopted by the Securities and Exchange Commission enacting the clawback standards under Section 954 of the Dodd- Frank Wall Street Reform and Consumer Protection Act. The Compensation Committee (the “Committee”) is designated to administer this Policy. Capitalized terms not otherwise defined in this Policy have the meanings given to them under the Clawback Rules, which are attached to this Policy as Appendix A. Recovery of Erroneously Awarded Incentive Compensation. The Company shall comply with the Clawback Rules and reasonably promptly recover Erroneously Awarded Compensation Received by current or former Executive Officers of the Company (“Covered Individuals”) in the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Committee may determine not to not recover Erroneously Awarded Compensation pursuant to this Policy in circumstances where non-enforcement is expressly permitted by the Clawback Rules. Covered Individuals. The Committee shall determine the Company’s Covered Individuals. Covered Compensation. This Policy applies to the Incentive-based Compensation Received by a Covered Individual: (1) after such Covered Individual began service as an Executive Officer; (2) who served as an Executive Officer at any time during the performance period for that Incentive-based Compensation; (3) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (4) during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described above (or during any transition period, that results from a change in the Company’s fiscal year, within or immediately following those three completed fiscal years, as determined in accordance with the Clawback Rules). Notwithstanding the foregoing, this Policy shall not apply to Incentive-based Compensation Received by a Covered Individual prior to the effective date of this Policy. The amount of Incentive-based Compensation subject to this Policy is the Erroneously Awarded Compensation, which is be the amount of Incentive-based Compensation Received by a Covered Individual that exceeds the amount of Incentive-based Compensation that otherwise would have been Received by the Covered Individual had it been determined based on the restated amount (or otherwise determined in accordance with the Clawback Rules), and will be computed without regard to any taxes paid by the Covered Individual (or withheld from the Incentive-based Compensation). The Committee shall make all determinations regarding the amount of Erroneously Awarded Compensation. Method of Recovery. The Committee shall determine, in its sole discretion, the manner in which any Erroneously Awarded Compensation shall be recovered. Methods of recovery may include, but are not limited to: (1) seeking direct repayment from the Covered Individual; (2) reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement pursuant to which the incentive-based compensation was paid) the amount that would otherwise be payable to the Covered Individual under any compensation, bonus, incentive, equity and other benefit plan, agreement, policy or arrangement maintained by the Company or any of its affiliates; (3) cancelling any award (whether cash- Exhibit 97.1

2 or equity-based) or portion thereof previously granted to the Covered Individual; or (4) any combination of the foregoing. No-Fault Basis. This Policy applies on a no-fault basis, and Covered Individuals will be subject to recovery under this Policy without regard to their personal culpability. Other Company Arrangements. This Policy shall be in addition to, and not in lieu of, any other clawback, recovery or recoupment policy maintained by the Company from time to time, as well as any clawback, recovery or recoupment provision in any of the Company’s plans, awards or individual agreements (including the clawback, recovery and recoupment provisions in the Company’s equity award agreements) (collectively, “Other Company Arrangement”) and any other rights or remedies available to the Company, including termination of employment; provided, however, that there is no intention to, nor shall there be, any duplicative recoupment of the same compensation under more than one policy, plan, award or agreement. In addition, no Other Company Arrangement shall serve to restrict the scope or the recoverability of Erroneously Awarded Compensation under this Policy or in any way limit recovery in compliance with the Clawback Rules. No Indemnification. Notwithstanding anything to the contrary set forth in any policy, arrangement, bylaws, charter, certificate of incorporation or plan of the Company or any individual agreement between a Covered Individual and the Company or any of its affiliates, no Covered Individual shall be entitled to indemnification from the Company or any of its affiliates for the amount that is or may be recovered by the Company pursuant to this Policy; provided, however, that to the extent expense advancement or reimbursement is available to a Covered Individual, this Policy shall not serve to prohibit such advancement or reimbursement. Administration; Interpretation. The Committee shall interpret and construe this Policy consistent with the Clawback Rules and applicable laws and regulation and shall make all determinations necessary, appropriate or advisable for the administration of this Policy. Any determinations made by the Committee shall be final, binding and conclusive on all affected individuals. As required by the Clawback Rules, the Company shall provide public disclosures related to this Policy and any applicable recoveries of Erroneously Awarded Compensation. To the extent this Policy conflicts or is inconsistent with the Clawback Rules, the Clawback Rules shall govern. In no event is this Policy intended to be broader than, or require recoupment in addition to, that required pursuant to the Clawback Rules. Amendment or Termination of this Policy. The Board reserves the right to amend this Policy at any time and for any reason, subject to applicable law and the Clawback Rules. To the extent that the Clawback Rules cease to be in force or cease to apply to the Company, this Policy shall also cease to be in force. Approved and Adopted: June 1, 2023 Exhibit 97.1

COVERED INDIVIDUAL ACKNOWLEDGMENT The undersigned does hereby acknowledge receipt the Policy and the Clawback Rules, and that the undersigned has read and understands the Policy and the Clawback Rules. The undersigned further understands that the Policy applies to the undersigned’s Incentive-Based Compensation, as defined in the Clawback Rules, and that the undersigned agrees to take all actions necessary to assist the Company in complying with the Policy and the Clawback Rules. COVERED INDIVIDUAL By:_______________________________ Name:____________________________ Date:_____________________________ Exhibit 97.1

Appendix A NASDAQ Clawback Rules 5608. Recovery of Erroneously Awarded Compensation (a) Preamble. As required by SEC Rule 10D-1, this Rule 5608 requires Companies to adopt a compensation recovery policy, comply with that policy, and provide the compensation recovery policy disclosures required by this rule and in the applicable Commission filings. (b) Recovery of Erroneously Awarded Compensation. Each Company must: (1) Adopt and comply with a written policy providing that the Company will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. (i) The Company’s recovery policy must apply to all incentive-based compensation received by a person: (A) After beginning service as an executive officer; (B) Who served as an executive officer at any time during the performance period for that incentive-based compensation; (C) While the Company has a class of securities listed on a national securities exchange or a national securities association; and (D) During the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described in paragraph (b)(1) of this Rule. In addition to these last three completed fiscal years, the recovery policy must apply to any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years. However, a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months would be deemed a completed fiscal year. A Company’s obligation to recover erroneously awarded compensation is not dependent on if or when the restated financial statements are filed. (ii) For purposes of determining the relevant recovery period, the date that a Company is required to prepare an accounting restatement as described in paragraph (b)(1) of this Rule is the earlier to occur of: (A) The date the Company’s board of directors, a committee of the board of directors, or the officer or officers of the Company authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement as described in paragraph (b)(1) of this Rule; or (B) The date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement as described in paragraph (b)(1) of this Rule. (iii) The amount of incentive-based compensation that must be subject to the Company’s recovery policy (“erroneously awarded compensation”) is the amount of incentive-based compensation received that exceeds the amount of incentive- based compensation that otherwise would have been received had it been determined based on the restated amounts, and must be computed without regard to any taxes paid. For incentive-based compensation based on stock Exhibit 97.1 price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement: (A) The amount must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received; and (B) The Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq. (iv) The Company must recover erroneously awarded compensation in compliance with its recovery policy except to the extent that the conditions of paragraphs (b)(1)(iv)(A), (B), or (C) of this Rule are met, and the Company’s Compensation Committee, or in the absence of such a committee, a majority of the independent directors serving on the board, has made a determination that recovery would be impracticable. (A) The direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on expense of enforcement, the Company must make a reasonable attempt to recover such erroneously awarded compensation, document such reasonable attempt(s) to recover, and provide that documentation to Nasdaq. (B) Recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on violation of home country law, the Company must obtain an opinion of home country counsel, acceptable to Nasdaq, that recovery would result in such a violation, and must provide such opinion to Nasdaq. (C) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. (v) The Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded compensation. (2) File all disclosures with respect to such recovery policy in accordance with the requirements of the Federal securities laws, including the disclosure required by the applicable Commission filings. (c) General Exemptions. The requirements of this Rule 5608 do not apply to the listing of: (1) Any security issued by a unit investment trust, as defined in 15 U.S.C. 80a-4(2); and (2) Any security issued by a management company, as defined in 15 U.S.C. 80a-4(3), that is registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a- 8), if such management company has not awarded incentive-based compensation to any executive officer of the company in any of the last three fiscal years, or in the case of a company that has been listed for less than three fiscal years, since the listing of the company. (d) Definitions. Unless the context otherwise requires, the following definitions apply for purposes of this Rule 5608 (and only for purposes of this Rule 5608): Executive Officer. An executive officer is the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy- making functions for the Company. Executive officers of the Company’s parent(s) or subsidiaries are deemed executive officers of the Company if they perform such policy making functions for the Company. In addition, when the Company is a limited partnership, officers or employees of the Exhibit 97.1 general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. When the Company is a trust, officers, or employees of the trustee(s) who perform policy- making functions for the trust are deemed officers of the trust. Policy-making function is not intended to include policy-making functions that are not significant. Identification of an executive officer for purposes of this Rule would include at a minimum executive officers identified pursuant to 17 CFR 229.401(b). Financial Reporting Measures. Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the Commission. Incentive-Based Compensation. Incentive-based compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Received. Incentive-based compensation is deemed received in the Company’s fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period. (e) Effective Date. Each Company is required to (i) adopt a policy governing the recovery of erroneously awarded compensation as required by this rule no later than 60 days following October 2, 2023, (ii) comply with its recovery policy for all incentive-based compensation received (as such term is defined in Rule 5608(d)) by executive officers on or after October 2, 2023, and (iii) provide the disclosures required by this rule and in the applicable Commission filings on or after October 2, 2023. Notwithstanding the look-back requirement in Rule 5608(b)(1)(i)(D), a Company is only required to apply the recovery policy to incentive- based compensation received on or after October 2, 2023. Exhibit 97.1